Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 10, 2003, which appears on page F-1 of the Annual Report on Form 10-KSB of Banyan Corporation for the year ended December 31, 2002.

GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
August 27, 2003